UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), appointed, effective January 1, 2017 (the “Effective Date”), Andrew A. Cameron as a director to the Board. Mr. Cameron was also appointed to serve on the Audit Committee and Conflicts Committee of the Board.

There are no arrangements or understandings between Mr. Cameron and any other person in connection with his appointment to the Board. There are no transactions between Mr. Cameron and the Partnership or any of its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Cameron will participate in the General Partner’s non-employee director compensation arrangements as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 and will be reimbursed for certain expenses including those incurred in attending Board and committee meetings.

Item 7.01. Regulation FD.

On December 19, 2016, the Partnership issued a press release announcing the appointment of Mr. Cameron to the Board, which press release is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. In addition, none of such information shall be incorporated by reference in any filing made by the Partnership under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Southcross Energy Partners, L.P. dated December 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

		By:	Southcross Energy Partners GP, LLC,
its general partner

	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President and General Counsel
Dated: December 19, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Southcross Energy Partners, L.P. dated December 19, 2016.